Exhibit 99.1

Jonathan R. West

Senior Vice President,

General Counsel and Corporate Secretary

November 19, 2008

Re: 2008 Michigan Member Director Election Results

Dear Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2008 Michigan election of one member director. The new director will serve a two-year term beginning on January 1, 2009 and expiring December 31, 2010.

Michigan – One Director

Number of members eligible to vote		224
Number of members casting votes		106

Total eligible votes for each directorship		2,720,590

		Votes Received
* Paul Clabuesch Chairman & CEO Thumb National Bank & Trust Co.	Pigeon, MI	1,198,453

Mark D. Wahl Chief Financial Officer/Chief Credit Officer First National Bank of America	East Lansing, MI	243,061

*	Elected

Thank you for participating in this year’s election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and all the stockholders it serves.

Sincerely,

/s/ JONATHAN R. WEST
Jonathan R. West
Corporate Secretary